UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 Or 15 (D) Of The Securities Exchange Act Of 1934

Date Of Report (Date of Earliest Event Reported) November 15, 2007

ATP OIL & GAS CORPORATION

(Exact name of registrant as specified in its charter)

Texas	000-32261	76-0362774
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification No.)

4600 Post Oak Place, Suite 200

Houston, Texas 77027

(Address of principal executive offices)

(Zip Code)

(713) 622-3311

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 — Entry into Material Definitive Agreement.

On November 15, 2007, ATP Oil & Gas Corporation (the “Company”) entered into an Underwriting Agreement with Howard Weil Incorporated and Johnson Rice & Company L.L.C. relating to the public offering of 5,000,000 shares of the Company’s common stock at a public offering price of $47.00 per share. Pursuant to the Underwriting Agreement, the selling shareholder, T. Paul Bulmahn, the Company’s Chairman and President, granted the underwriters an option to purchase up to an additional 750,000 shares of common stock to cover any over-allotments. The offering is being made pursuant to the Company’s effective shelf registration statement on Form S-3 (File No. 333-146588) filed with the Securities and Exchange Commission (the “SEC”) on October 10, 2007, as amended by a post-effective amendment filed on November 14, 2007 (the “Registration Statement”), and a prospectus, which consists of a base prospectus and a prospectus supplement, filed with the SEC on November 16, 2007. The offering is expected to close on November 20, 2007, subject to customary closing conditions.

A copy of the Underwriting Agreement is filed as Exhibit 1.1 to this Current Report on Form 8-K and the contents thereof are incorporated herein by reference.

In connection with the offering, the Company is also filing the opinion of Jackson Walker L.L.P. as Exhibit 5.1 to this Current Report on Form 8-K and which is incorporated by reference into the Registration Statement.

Item 7.01 — Regulation FD Disclosure.

On November 15, 2007, the Company issued a press release announcing the pricing of the underwritten public offering of the shares. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K, and the contents thereof are incorporated herein by reference.

Item 9.01 — Financial Statements and Exhibits

(d)	Exhibits

1.1	Underwriting Agreement dated November 15, 2007, among ATP Oil & Gas Corporation, Howard Weil Incorporated and Johnson Rice & Company L.L.C.

5.1	Legal Opinion of Jackson Walker L.L.P. dated November 19, 2007 as to the shares to be sold by the selling shareholder pursuant to the Underwriting Agreement.

99.1	Press Release dated November 15, 2007 entitled “ATP Oil & Gas Corporation Announces Pricing of Public Offering of Common Stock.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned and thereunto duly authorized.

ATP Oil & Gas Corporation

Date: November 20, 2007	By:	/s/ Albert L. Reese, Jr.
Albert L. Reese, Jr.
Chief Financial Officer

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